UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2025
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.		78401
(U.S. corporate headquarters)		(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada		V6E 4A2
(Canadian corporate headquarters)		(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01         Regulation FD Disclosure

On September 2, 2025, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce the launch of United States Uranium Refining & Conversion Corp. ("UR&C"), a wholly owned subsidiary of the Company, to pursue the feasibility of developing a new state-of-the-art American uranium refining and conversion facility.

Amir Adnani, UEC President and CEO, stated:

"Positioning UEC as the only vertically integrated U.S. company with uranium mining, processing, refining and conversion capabilities is both a significant commercial opportunity and a strategic necessity for the United States. Under one American banner, UEC’s end-to-end capabilities would provide a secure, geopolitically reliable source of Uranium Hexafluoride ("UF₆"), the critical feedstock for enrichment that enables the production of low-enriched uranium ("LEU") and high-assay low-enriched uranium ("HALEU"), fuels essential to powering large, small, and advanced reactors for undersupplied domestic and allied markets.

“We are structuring UR&C as a subsidiary to advance this initiative in a fiscally optimal manner, including tactical partnerships and direct investments. This allows UEC to maintain a strong balance sheet and continue to prioritize its core uranium mining and processing business, while separately advancing UR&C to enhance UEC shareholder value.

“Our priorities are clear: to build on UEC’s existing uranium platform by advancing a fully American supply chain to support growing domestic enrichment; to ensure alignment with U.S. policy and Defense Production Act (“DPA”) authorities; and to work in close partnership with government and industry. Together, these priorities position UR&C to play a central role in expanding America’s nuclear fuel cycle and strengthening its long-term energy security."

Spencer Abraham, UEC Chairman and Former U.S. Secretary of Energy, stated:

"For far too long, the U.S. has relied on foreign sources to supply and process the critical materials essential to our national and economic security. We are seeking to address this problem by advancing a vertically integrated supply chain for natural UF₆, providing essential feedstock for commercial enrichment to power the world’s largest nuclear reactor fleet and supplying the unobligated U.S.-origin uranium required to fuel America’s nuclear navy. The proposed facility directly aligns with U.S. policy and would contribute to unlocking American enrichment growth.

“With UEC’s proven track record, sector leadership and team depth, UR&C is uniquely positioned to deliver on this national priority. Most importantly, by providing a critical cornerstone for a secure U.S. nuclear fuel supply chain, UEC would be a key part of President Trump’s program to quadruple America’s domestic nuclear energy capacity."

Key highlights:

●
Scale & Vertical Integration – UEC is the largest U.S. uranium company by estimated resources, licensed production and processing capacity. UR&C will position UEC as the only American company with a nuclear fuel supply chain capability from U₃O₈ production to refining, conversion, and delivery of natural UF₆ to enrichment plants for LEU and HALEU production.

●
Aligned with American Energy Dominance Policies - This initiative responds to federal policy under President Trump’s recent Executive Orders that call for a fourfold expansion of U.S. nuclear capacity to 400 gigawatts by 2050 and reduced reliance on foreign sources of uranium. The orders include invoking the DPA to onshore the nuclear fuel cycle as a priority for national security with multiple agencies required to support the objectives.

●
Near All-time High Pricing for UF₆ Conversion - Currently, the conversion price is in the range of $64-66/kgU in the spot market and approximately $52/kgU in the long-term market, indicative of a highly undersupplied market and a major bottleneck in the U.S. nuclear fuel supply chain.

●
Timing is Right to Expand Domestic Conversion Capacity - Market conditions and current federal government support create a prime opportunity for a U.S. company to develop a new uranium refining and UF₆ conversion plant, addressing the demand for an expansion of domestic UF₆ conversion capabilities.

●
Largest and Most Modern Planned Conversion Facility in the United States - The current development and design focus aims to build the largest UF₆ conversion facility in the United States, standing amongst the most modern in the Western world. The conversion services plant will have a designed capacity to produce ~10,000 metric tonnes uranium (“MtU”) per year as UF₆, representing a substantial share of U.S. demand at 18,000 MtU per year.

●
First-Mover Advantage with Fluor - Building on a year of engineering and design work already completed with Fluor Corporation, a Fortune 500 engineering, procurement and construction (EPC) firm and long-standing U.S. Department of Energy contractor with relevant nuclear-project experience, provides UR&C with a clear first-mover advantage.

●	Phased Execution - UEC will move the project forward in stages, ensuring disciplined progress, while providing updates as evaluations, partnerships, and government engagement advance.

Project Basis and Stakeholder Engagement

The proposed facility is the result of work initiated with Fluor Corporation in July 2024 and supported by a recently completed AACE Class 5 conceptual study. The study contemplates a new and modern U.S. conversion facility sized to produce ~10,000 MtU per year as UF₆, including associated infrastructure. Total installed capacity (with contingency) was developed at a conceptual level and forms the basis for advancing more detailed engineering and commercial planning.

The Company has also initiated discussions on potential siting options, evaluating factors such as logistics, workforce availability, public acceptance, local incentives, and synergies with other fuel cycle facilities.

The project will move forward contingent on several factors, including completion and assessment of additional engineering and economic studies, securing strategic government commitments, utility contracts, regulatory approvals, and favorable market conditions. UEC has begun initial discussions with the United States government, state-level energy authorities, utilities, and financial entities, and will report further updates as these engagements advance.

By establishing UR&C, UEC aims to deliver a capability that is both strategically essential and commercially transformative, expanding domestic uranium refining and UF₆ conversion capacity and creating a resilient, American supplier for decades to come.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K (including the Exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated September 2, 2025.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: September 2, 2025.	By:	/s/ Josephine Man
Josephine Man, Chief Financial
Officer, Treasurer and Secretary